UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 27, 2005


                        CENTURY PARK PICTURES CORPORATION
             (Exact name of registrant as specified in its charter)


      Minnesota                     0-14273                      41-1458152
(State of Incorporation)          (Commission                 (I.R.S. Employer
                                  File Number)               Identification No.)


                 4701 IDS Center, Minneapolis, Minnesota, 55402
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (612) 333-5100


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2005 the Company, Century Park Transitory Subsidiary, Inc., a Delaware corporation that is the wholly-owned subsidiary of the Company (the "Merger Subsidiary"), Thomas Scallen and Anthony Silverman, shareholders of the Company, and IsoRay Medical, Inc., a Delaware corporation ("IsoRay") entered into a Merger Agreement ,dated May 27, 2005, a copy of which is attached hereto as Exhibit 99.1 and the terms of which are incorporated by reference herein.

Pursuant to the Merger Agreement, the Merger Subsidiary will be merged with and into IsoRay and IsoRay will become a wholly-owned subsidiary off the Company (the "Merger"). In the Merger, the IsoRay stockholders will be entitled to receive approximately 82% of the then outstanding shares of common stock of the Company and the present shareholders of the Company would own the remaining 18%. The Merger Agreement is subject to the satisfaction of certain conditions, including the approval of the Merger by stockholders of IsoRay representing a majority of the outstanding shares of common stock of IsoRay entitled to vote (IsoRay is expected to holder a stockholder meeting on June 28, 2005), the granting of certain "piggy-back" and demand registration rights to the purchasers of the certain debentures of IsoRay, Anthony Silverman and certain other affiliates of he Company, the agreements of the officers and directors of IsoRay to "lock-up" the shares of the Company received in the Merger for a period of one year from the closing of the Merger, the agreements of Thomas Scallen and Anthony Silverman to escrow certain shares of common stock of the Company, and the receipt by IsoRay from Anthony Silverman or his associates of One Million Dollars as the purchase price of certain securities of IsoRay before the closing. The closing of the Merger is expected to occur within a few days of IsoRay's stockholder meeting.

Mr. Scallen is the Chief Executive Officer of the Company. Mr. Silverman is a principal shareholder of the Company.

This transaction is a so-called "reverse merger" of the Company into IsoRay, although it takes the form of the merger of IsoRay into a wholly owned subsidiary of the Company. Upon the consummation of this transaction, the present shareholders of IsoRay will hold the majority of the outstanding shares of the Company and the Board of Directors and Management of IsoRay will become the Board of Directors and Management of the Company.

As described in previous Reports, the Company has had no operations since its fiscal year ended September 30, 1999.

IsoRay Medical, Inc. is a Delaware corporation that intends to utilize its patented radioisotope technology, renowned chemists and engineers, and experienced management team to create a major therapeutic medical device company with a goal of providing improved patient outcomes in the treatment of prostate cancer and other solid cancer tumors. The Company will continue to conduct that business. The present management, including the Board of Directors of IsoRay, will continue as the management and the Board of Directors of the Company.

The Company anticipates that, upon the satisfaction of the conditions to the Merger and a successful closing of the Merger, it will file an additional Report further describing the Merger transaction.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

99.1 Merger Agreement among Century Park Pictures Corporation, Century Park Transitory Subsidiary, Inc., Thomas Scallen, Anthony Silverman and IsoRay Medical, Inc., dated May 27, 2005.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         CENTURY PARK PICTURES CORPORATION


Dated: June 3, 2005                      /s/ Thomas K. Scallen.
       ------------                      ------------------------------------
                                         Thomas K. Scallen
                                         Chairman, Chief Executive Officer,
                                         Chief Financial Officer and Director